Exhibit  21.1
                         MATHSOFT, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES




STATISTICAL  SCIENCES.  INC.
(A  MASSACHUSETTS  CORPORATION)


TRIMETRIX,  INC.
(A  WASHINGTON  CORPORATION)


ACROSCIENCE  CORPORATION
(A  WASHINGTON  CORPORATION)
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